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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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

                  INDEPENDENT BANK CORP.                                  INDEPENDENT CAPITAL TRUST III
               (Exact name of Registrant as                           (Exact name of Registrant as specified
                 specified in its charter)                                   in its trust agreement)

                       MASSACHUSETTS                                                 DELAWARE
              (State or other jurisdiction of                            (State or other jurisdiction of
              incorporation or organization)                              incorporation or organization)

                        04-2870273                                                  13-7307281
           (I.R.S. Employer Identification No.)                        (I.R.S. Employer Identification No.)

                                                ----------------------------

                     288 Union Street                                        c/o The Bank of New York
               Rockland, Massachusetts 02370                                    101 Barclay Street
                       (781) 878-610                                         New York, New York 10286
                                                                                  (212) 896-7142

                    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file numbers to which this Form relates:
No. 333-72646 and 333-72646-01

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

___% Cumulative Trust Preferred Securities of Independent Capital Trust III

___% Junior Subordinate Debentures of Independent Bank Corp.

Guarantee of Independent Bank Corp. with respect to the Trust Preferred
Securities

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information relating to the Registrants' securities required by
Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Preferred Securities," "Description of the Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Debentures, and the Guarantee" in the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-72646 and 333-72646-01) filed with the Commission on November 1, 2001 (the "Form S-3), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS

4.1      Form of Indenture of Independent Bank Corp.(1)

4.2 Form of Certificate of Junior Subordinated Debentures (included as Exhibit A to Exhibit 4.1)

4.3      Certificate of Trust of Independent Capital Trust III.(2)

4.4      Trust Agreement of Independent Capital Trust III.(3)

4.5 Form of Amended and Restated Trust Agreement of Independent Capital Trust III.(4)

4.6 Form of Preferred Security Certificate of Independent Capital Trust III (included as an exhibit to Exhibit 4.5).

4.7 Form of Preferred Securities Guarantee Agreement of Independent Capital Trust III.(5)


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(1)      Incorporated by reference to Exhibit 4.1 to the Form S-3.

(2)      Incorporated by reference to Exhibit 4.3 to the Form S-3.

(3)      Incorporated by reference to Exhibit 4.4 to the Form S-3.

(4)      Incorporated by reference to Exhibit 4.5 to the Form S-3.

(5)      Incorporated by reference to Exhibit 4.7 to the Form S-3.


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                INDEPENDENT BANK CORP.

Date: November 5, 2001                          By: /s/ DENIS K. SHEAHAN
                                                    ---------------------------
                                                    Denis K. Sheahan
                                                    Chief Financial Officer



                                                INDEPENDENT CAPITAL TRUST III

Date: November 5, 2001                          By: /s/ DENIS K. SHEAHAN
                                                    ---------------------------
                                                    Denis K. Sheahan
                                                    Administrative Trustee